EXECUTION VERSION
January 3, 2020
Lowe’s Companies, Inc.
1000 Lowe’s Boulevard, NB3TIR
Mooresville, NC 28117
Attn: Executive Vice President, Chief Financial Officer

Re: 364-Day Term Loan Facility
Ladies and Gentlemen:
WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”) is pleased to make available to LOWE’S COMPANIES, INC., a North Carolina corporation (the “Borrower”), a 364-day term loan facility on the terms and subject to the conditions set forth below. Terms not defined herein have the meanings assigned to them in Exhibit A hereto.

1.	The Facility.

(a)
The Term Loan. Subject to the terms and conditions set forth herein, the Lender agrees to make a term loan in Dollars to the Borrower (the “Term Loan”), which is due and payable on the Maturity Date, in an aggregate principal amount of $1,000,000,000 (such amount, the “Term Loan Commitment”), to be advanced in up to three (3) draws (each, an “Advance”) during the Availability Period. Amounts repaid on the Term Loan may not be reborrowed. The Term Loan (and each Advance thereunder) shall be comprised of one or more individual Base Rate Loans and/or Eurodollar Rate Loans as set forth herein. Each Advance shall be in a principal amount of at least $100,000,000 or a whole multiple of $100,000,000 in excess thereof; provided that the aggregate principal amount of all Advances made under this paragraph 1(a) shall not exceed the Term Loan Commitment.

(b)
Borrowing, Conversions, Continuations. The Borrower may request that the Term Loan (or any Advance thereunder) be (i) made as or converted to Base Rate Loans by irrevocable notice in the form separately provided by the Lender to the Borrower and to be received by the Lender at the address specified in such notice not later than 1:00 p.m. on the Business Day of the borrowing or conversion, or (ii) made or continued as, or converted to, Eurodollar Rate Loans by irrevocable notice in the form separately provided by the Lender to the Borrower and to be received by the Lender at the address specified in such notice not later than 1:00 p.m. three (3) Business Days prior to the Business Day of the borrowing, continuation or conversion. If the Borrower fails to give a notice of conversion or continuation prior to the end of any Interest Period in respect of any Eurodollar Rate Loan, the Borrower shall be deemed to have requested that such Eurodollar Rate Loan be converted to a Base Rate Loan on the last day of the applicable Interest Period. If the Borrower requests that a Term Loan be continued as or converted to a Eurodollar Rate Loan, but fails to specify an Interest Period with respect thereto, the Borrower shall be deemed to have selected an Interest Period of one (1) month. Notices pursuant to this Paragraph 1(b) may be given by telephone if promptly confirmed in writing.

Each Eurodollar Rate Loan shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Base Rate Loan shall be in a minimum principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. There shall not be more than ten different Interest Periods in effect at any time.

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(c)
Interest. At the option of the Borrower, the Term Loan (or any Advance thereunder) shall bear interest at a rate per annum equal to (i) the Eurodollar Rate plus the Applicable Rate; or (ii) the Base Rate plus the Applicable Rate. Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days and actual days elapsed. All other interest hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed.

The Borrower promises to pay interest (i) for each Eurodollar Rate Loan, (A) on the last Business Day of the applicable Interest Period, and (B) on the date of any conversion of such Eurodollar Rate Loan to a Base Rate Loan; (ii) for Base Rate Loans, on the last Business Day of each calendar quarter; and (iii) for the Term Loan, on the Maturity Date. If the time for any payment is extended by operation of law or otherwise, interest shall continue to accrue for such extended period.
After the date any principal amount of the Term Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary obligation hereunder shall have become due and payable (in each case without regard to any applicable grace periods), the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus the Applicable Rate plus 2%. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of the Term Loan at a rate per annum equal to the Base Rate plus the Applicable Rate plus 2%. Accrued and unpaid interest on past due amounts shall be payable on demand.
In no case shall interest hereunder exceed the amount that the Lender may charge or collect under applicable law.

(d)
Evidence of Loans. The Term Loan and all payments thereon shall be evidenced by the Lender’s loan accounts and records; provided, however, that upon the request of the Lender, the Term Loan may be evidenced by a promissory note in the form of Exhibit B hereto in addition to such loan accounts and records. Such loan accounts, records and promissory note shall be conclusive absent manifest error of the amount of the Term Loan and payments thereon. Any failure to record the Term Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Term Loan.

(e)	Repayment. The Borrower promises to pay the Term Loan then outstanding on the Maturity Date.
The Borrower shall make all payments required hereunder not later than 1:00 p.m. on the date of payment in same day funds in Dollars and in accordance with the wiring instructions separately provided by the Lender to the Borrower (or such other wiring instructions as the Lender may from time to time designate in writing).
All payments by the Borrower to the Lender hereunder shall be made to the Lender free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as provided in the definition of Maturity Date herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment thereof shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.

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To the extent that any payment by or on behalf of the Borrower is made to the Lender or the Lender or its affiliates exercise any right of setoff and such payment or proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to the Borrower, a trustee, receiver or any other party in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

(f)
Prepayments. The Borrower may, upon at least three (3) Business Days’ notice, in the case of Eurodollar Rate Loans, and upon same-day notice in the case of Base Rate Loans, prepay the Term Loan on any Business Day not later than 1:00 p.m. on such date of payment in same day funds in Dollars in accordance with the wiring instructions separately provided by the Lender to the Borrower; provided that the Borrower pays all Breakage Costs (if any) associated with such prepayment on the date of such prepayment. Prepayments of Eurodollar Rate Loans must be accompanied by a payment of interest on the amount so prepaid. Prepayments of Eurodollar Rate Loans must be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Prepayments of Base Rate Loans must be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Subject to the foregoing terms, amounts prepaid under this Paragraph 1(f) shall be applied as the Borrower may elect; provided, that, if the Borrower shall fail to specify its elected application with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.

(g)
Application of the Facility. The proceeds of the Term Loan (and each Advance thereunder) established hereby shall be used by the Borrower and its Subsidiaries solely in connection with share repurchases, working capital or other general corporate purposes not in contravention of any law or the Incorporated Agreement.

(h)
Upfront Fee. In the event that the funding of the full principal amount of the Term Loan does not occur on or before January 31, 2020, the Borrower shall pay to the Lender an upfront fee in accordance with the terms of the Fee Letter.

(i)	Yield Protection.

(i)
Illegality.    If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by the Lender to the Borrower, (i) any obligation of the Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of the Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate

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on which Base Rate Loans of the Lender shall, if necessary to avoid such illegality, be determined by the Lender without reference to the Eurodollar Rate component of the Base Rate, in each case until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from the Lender, prepay or, if applicable, convert all Eurodollar Rate Loans of the Lender to Base Rate Loans (the interest rate on which Base Rate Loans of the Lender shall, if necessary to avoid such illegality, be determined by the Lender without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of the Lender determining or charging interest rates based upon the Eurodollar Rate, the Lender shall during the period of such suspension compute the Base Rate applicable to the Lender without reference to the Eurodollar Rate component thereof until the Lender advises that it is no longer illegal for the Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(ii)	Inability to Determine Rates.
(A)    Except in the case of circumstances described in paragraph 1(i)(ii)(B) below, if in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Lender determines that (A) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (A)(i) above, “Impacted Loans”), or (ii) the Lender determines that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Eurodollar Rate Loan, the Lender will promptly so notify the Borrower. Thereafter, (x) the obligation of the Lender to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Lender revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
(B)    Notwithstanding the foregoing, if the Lender has made the determination described in clause (A)(i) of this paragraph 1(i)(ii), the Lender, in consultation with 1the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the

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Impacted Loans until (i) the Lender revokes the notice delivered with respect to the Impacted Loans under clause (A)(i) of this paragraph 1(i)(ii), (ii) the Lender notifies the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to the Lender of funding the Impacted Loans, or (iii) the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of the Lender to do any of the foregoing and provides the Borrower written notice thereof.

(iii)	Increased Costs; Reserves on Eurodollar Rate Loans.
(A)    Increased Costs Generally. If any Change in Law shall:
(1)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement contemplated by paragraph 1(i)(iii)(E) hereof);
(2)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(3)    impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to the Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such loan), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.
(B)    Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or any Lending Office of the Lender or the Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of the Lender or the Term Loan (or any portion thereof) made by the Lender, then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

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(C)    Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (A) or (B) of this paragraph 1(i)(iii), together with reasonable supporting calculations, and containing an officer’s certification that such costs have not been imposed on the Borrower disproportionately from other similarly situated borrowers under comparable credit facilities, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(D)    Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this paragraph 1(i)(iii) for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(E)    Reserves on Eurodollar Rate Loans. The Borrower shall pay to the Lender, as long as the Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency Liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Eurodollar Rate Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on the Loan; provided the Borrower shall have received at least 10 days prior notice of such additional interest from the Lender. If the Lender fails to give notice 10 days prior to the relevant interest payment date with respect to such Eurodollar Rate Loan, such additional interest shall be due and payable 10 days from receipt of such notice.

(iv)
Compensation for Losses. Upon demand of the Lender from time to time, the Borrower shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of:

(A)    any continuation, conversion, payment or prepayment of the Term Loan (or any portion thereof) other than a Base Rate Loan on a day other than the last day of the Interest Period for such Term Loan (or portion thereof) (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
(B)    any failure by the Borrower (for a reason other than the failure of the Lender to make the Term Loan (or any portion thereof)) to prepay, borrow, continue or convert the Term Loan (or any portion thereof) other than a Base Rate Loan on the date or in the amount notified by the Borrower;

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including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term Loan (or any portion thereof) or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lender under this paragraph 1(i)(iv), the Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

(v)
Mitigation Obligations. The Lender may make the Term Loan (or any portion thereof) to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Borrowing in accordance with the terms of this Agreement. If any Lender requests compensation under paragraph 1(i)(iii), or the Borrower is required to pay any Indemnified Taxes or additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01 of the Incorporated Agreement, or if the Lender gives a notice pursuant to paragraph 1(i)(i) , then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking the Term Loan (or any portion thereof) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 of the Incorporated Agreement or paragraph 1(i)(iii) hereof, as the case may be, in the future, or eliminate the need for the notice pursuant to paragraph 1(i)(i), as applicable, and (ii) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

(vi)
Survival. All of the Borrower’s obligations under this Paragraph 1(i) and, for purposes of this Agreement and the other Loan Documents only, Section 3.01 of the Incorporated Agreement as incorporated pursuant to Section 6(a) of this Agreement shall survive termination of the Term Loan Commitment and repayment of all other Obligations hereunder.

2.	Conditions Precedent to Loans.

(a)	Conditions Precedent to Closing. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied or waived by the Lender:

(i)	receipt by the Lender of:

(A)	executed counterparts of this Agreement, sufficient in number for distribution to the Lender and the Borrower;

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(B)	if requested by the Lender, a promissory note as contemplated in Paragraph 1(d) above;

(C)
such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents

(D)
such documents and certifications as the Lender may reasonably require to evidence that the Borrower is duly organized, and that the Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so is not reasonably likely to have a Material Adverse Effect;

(E)	a favorable opinion of counsel to the Borrower, addressed to the Lender;

(F)
a certificate of a Responsible Officer either (1) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by and the validity against the Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (2) stating that no such consents, licenses or approvals are so required;

(G)
a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in clauses (ii) and (iii) of the section below entitled “Conditions Precedent to Borrowing, Conversion or Continuation” have been satisfied as of the Closing Date (regardless of whether any funding occurs on the Closing Date); and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(H)
(1)     upon the reasonable request of the Lender made at least ten days prior to the Closing Date, the Borrower shall have provided to the Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least five days prior to the Closing Date; and

(2)    at least five days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification; and

(I)	such other assurances, certificates, documents, consents or opinions as the Lender may reasonably require.

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(ii)	Any and all fees required to be paid on or before the Closing Date shall have been paid.

(iii)
Unless waived by the Lender, the Borrower shall have paid all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent invoiced prior to or on the Closing Date or reflected on a settlement statement or funds flow statement approved by the Borrower, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender).

(b)	Conditions Precedent to Borrowing. The obligation of the Lender to honor any request for borrowing of the Term Loan (or any Advance thereunder) is subject to the following conditions precedent:

(i)	the Borrower must furnish the Lender with, as appropriate, a notice of borrowing, continuation or conversion;

(ii)
with respect to any borrowing, each representation and warranty set forth in Paragraph 3 below or any other Loan Document shall be true and correct in all correct on and as of the date of such borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this clause (ii), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Incorporated Agreement shall be deemed to include the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Incorporated Agreement;

(iii)	no Default shall have occurred and be continuing on the date of such borrowing, continuation or conversion; and

(iv)	any and all fees required to be paid on or before the Delayed Draw Funding Date (including, without limitation, the fees specified in paragraph 1(h) above, if any) shall have been paid.
Each notice of borrowing shall be deemed a representation and warranty by the Borrower that the conditions referred to in clauses (ii) and (iii) above have been met.

3.
Representations and Warranties. The Borrower represents and warrants that the proceeds of the Term Loan have been and shall be used by the Borrower and its Subsidiaries in accordance with Paragraph 1(g) above. The Borrower hereby further agrees that the representations and warranties contained in Article V of the Incorporated Agreement (the “Incorporated Representations”) as such representation or warranty is in effect on the Closing Date are hereby incorporated by reference as modified by Paragraph 6(a) below and shall be as binding on the Borrower as if fully set forth herein. Notwithstanding the above, with respect to the Incorporated Representations, (i) the representations and warranties contained in Section 5.05(a) and (b) of the Incorporated Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b)

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of the Incorporated Agreement, and (ii) all of the references to the “Closing Date” therein shall be deemed to refer to the Closing Date hereof.

4.
Covenants. So long as principal of and interest on the Term Loan or any other amount payable hereunder or under any other Loan Document remains unpaid or unsatisfied, the Borrower shall comply with all the covenants and agreements applicable to it contained in Articles VI (Affirmative Covenants) and VII (Negative Covenants) of the Incorporated Agreement (except the last paragraph of Section 6.02 (Certificates; Other Information) and Section 6.10 (Use of Proceeds) thereof) (collectively, the “Incorporated Covenants”), as such Incorporated Covenants are in effect on the Closing Date, including for purposes of this Paragraph 4 each Additional Incorporated Agreement Covenant. The covenants and agreements of the Borrower referred to in the preceding sentence (including all exhibits, schedules and defined terms referred to therein) are hereby (or, in the case of each Additional Incorporated Agreement Covenant, shall, upon its effectiveness, be) incorporated herein by reference as if set forth in full herein with appropriate substitutions, including that all references to “Section 6.03” in the last paragraph of Section 6.03 of the Incorporated Agreement shall be deemed to be references to this Paragraph 4

All such covenants and agreements so incorporated herein by reference shall survive, for purposes of this Agreement and the other Loan Documents only, any termination, cancellation, discharge or replacement of the Incorporated Agreement.
Any financial statements, certificates or other documents received by the Lender under the Incorporated Agreement shall be deemed delivered hereunder, it being agreed that the requirement to deliver any such financial statements, certificates and other documents required to be delivered by the covenants and agreements so incorporated herein by reference shall survive, for purposes of this Agreement and the other Loan Documents only, any termination, cancellation, discharge or replacement of the Incorporated Agreement.

5.	Events of Default. The following are “Events of Default:”

(a)	The Borrower fails to pay any principal of the Term Loan as and on the date when due; or

(b)
The Borrower fails to pay any interest on the Term Loan, or any fee due hereunder, or any portion thereof, within three days after the date when due; or the Borrower fails to pay any other fee or amount payable to the Lender under any Loan Document, or any portion thereof, within five days after the date due; or

(c)
The Borrower fails to comply with (i) any covenant or agreement incorporated herein by reference pursuant to Paragraph 4 above, subject to any applicable grace period and/or notice requirement set forth in Section 8.01(c) of the Incorporated Agreement (it being understood and agreed that any such notice requirement shall be met by the Lender’s giving the applicable notice to the Borrower hereunder), (ii) paragraph 1(g) hereof or (iii) any other covenant or agreement not specified in paragraphs 5(a) or (b) above or clauses (i) or (ii) of this paragraph 5(c) contained in any Loan Document to be complied with by it and such failure continues for 30 days from the earlier of (i) the first day on which the Borrower has knowledge of such failure and (ii) written notice thereof has been given to the Borrower by the Lender; or

(d)	Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document

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delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)
(i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, if the amount of such Indebtedness or Guarantee is more than the Threshold Amount; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Material Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Material Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount.

(f)
Any “Event of Default” specified in Article VIII of the Incorporated Agreement as in effect on the Closing Date (the “Incorporated Events of Default”) (including for purposes of this Paragraph 5(f) each Additional Incorporated Agreement Event of Default), occurs and is continuing, without giving effect to any waiver or amendment thereof pursuant to the Incorporated Agreement, it being agreed that each such “Event of Default” shall survive any termination, cancellation, discharge or replacement of the Incorporated Agreement.

Upon the occurrence of an Event of Default, the Lender may declare all sums outstanding hereunder and under the other Loan Documents, including all interest thereon, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States of America, all sums outstanding hereunder and under each other Loan Document, including all interest thereon, shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

6.	Miscellaneous.

(a)
The parties hereto hereby agree that the provisions set forth in Sections 1.02 1.03, 1.04, 1.08 and 3.01 of the Incorporated Agreement as in effect on the Closing Date (the “Additional Incorporated Provisions”) are incorporated by reference (with such

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adjustments or modifications as necessary to maintain the substance of the provisions contained therein) and shall be binding on the parties hereto as if set forth fully herein. The incorporation by reference to the Incorporated Agreement of the Incorporated Representations, the Incorporated Covenants, the Incorporated Events of Default and the Additional Incorporated Provisions shall survive the termination of the Incorporated Agreement. The Incorporated Representations, the Incorporated Covenants, the Incorporated Events of Default and the Additional Incorporated Provisions (including all exhibits, schedules and defined terms referred to therein) are hereby incorporated herein by reference as if set forth in full herein with appropriate substitutions, including the following (with such adjustments or modifications as necessary to maintain the substance of the provisions contained therein): (a) all references to “this Agreement” shall be deemed to be references to this Agreement; (b) all references to “the Administrative Agent” shall be deemed to be references to the Lender, (c) all references to “the Lenders” shall be deemed to be references to the Lender, (d) all references to “the Required Lenders” shall be deemed to be references to the Lender; (e) all references to “Default” and “Event of Default” shall be deemed to be references to a Default and an Event of Default, respectively, as defined herein; (f) all references to “the Loans” shall be deemed to be references to the Term Loan; (g) all references to “Revolving Loans” shall be deemed to be references to the Term Loan; (h) all references to “Eurodollar Rate Loan” shall be deemed to be references to Eurodollar Rate Loan as defined herein; (i) all references to “Base Rate Loan” shall be deemed to be references to Base Rate Loans as defined herein, (j) all references as to “Loan Document” or “Loan Documents” or any similar reference shall be deemed to refer to this Agreement as well as the other Loan Documents, (k) all references to “the Borrower” shall be deemed to be references to the Borrower as defined herein, (l) all references to “Commitment” or “Aggregate Commitment” shall mean the Term Loan Commitment or, if the Term Loan Commitment has been terminated, the Term Loan, (m) all references to “Beneficial Ownership Certification” shall be deemed to be references to each Beneficial Ownership Certification delivered hereunder, (n) all references to “Material Adverse Effect” shall be deemed to refer to a Material Adverse Effect as defined herein, (o) all references to “Notes” shall be deemed to refer to the promissory notes(s) delivered hereunder and (p) all references to “Obligations” shall be deemed to refer to the Obligations.

(b)
No amendment or waiver of any provision of this Agreement (including any provision of the Incorporated Agreement incorporated herein by reference pursuant to Paragraph 4 and 6(a) above and any waiver of Paragraph 5(d) or Paragraph 5(f) above) or of any other Loan Document and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such amendment, waiver or consent shall be in writing and signed by a duly authorized officer of the Lender and the Borrower, and any such amendment, waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege.

(c)
Except as otherwise expressly provided herein, notices and other communications to each party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to (i) in the case of the Lender: Wells Fargo Bank, National Association, 1525 West W.T. Harris Blvd., Mail Code: MAC D1109-019, Charlotte, NC 28262-0680 with a copy to: Wells Fargo

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Bank, National Association, 550 S Tryon Street, 7th floor, Mail Code: MAC D1086-074, Charlotte, NC 28202-4200, Attention: Carl Hinrichs, (ii) in the case of the Borrower: Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, NB3TIR, Mooresville, NC 28117, Attention: Executive Vice President, Chief Financial Officer or (iii) with respect to the Borrower or the Lender, such other address as provided in writing from time to time by such party to the other party. Any such notice or other communication sent by overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). All notices and other communications sent by the other means listed in the first sentence of this paragraph shall be effective upon receipt. Notwithstanding anything to the contrary contained herein, all notices (by whatever means) to the Lender pursuant to Paragraph 1(b) hereof shall be effective only upon receipt. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Lender otherwise prescribes, notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in writing by such Person for such purpose, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.
The Lender shall be entitled to rely and act upon any notices (including telephonic notices of borrowing, conversions and continuations) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and the Borrower hereby consents to such recording.

(d)
This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights and obligations hereunder. The Lender may at any time, at its own expense, (i) assign all or any part of its rights and obligations hereunder to any other Person with the consent of the Borrower, such consent not to be unreasonably withheld, provided that no such consent shall be required if the assignment is to an affiliate of the Lender or if an Event of Default exists, and (ii) grant to any other Person participating interests in all or part of its rights and obligations

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hereunder without notice to the Borrower. The Borrower agrees to execute any documents reasonably requested by the Lender in connection with any such assignment. All information provided by or on behalf of the Borrower to the Lender or its affiliates may be furnished by the Lender to its affiliates and to any actual or proposed assignee or participant.

(e)
The Borrower shall pay the Lender, on demand, (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, computed on an hourly basis, and disbursements of any counsel for the Lender) incurred by the Lender in connection with the enforcement of this Agreement or any instruments or agreements executed in connection herewith.

(f)
The Borrower shall indemnify the Lender, (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, computed on an hourly basis, and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party (other than such Indemnitee and its Related Parties) or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or, in the case of the Lender (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01 of the Incorporated Agreement), (ii) the Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c) of the Incorporated Agreement, this Section 6(f) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages,

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etc. arising from any non-Tax claim. The agreements in this Paragraph 6(f) shall survive the repayment, satisfaction or discharge of all the other obligations and liabilities of the Borrower under the Loan Documents. All amounts due under this Paragraph 6(f) shall be payable within ten Business Days after written demand therefor, which written demand shall be conclusive and binding absent manifest error.

(g)
The Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph 6(f) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except in the event of gross negligence or willful misconduct by such Indemnitee, as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(h)
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in the section above entitled “Conditions Precedent to Closing”, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(j)
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

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(k)
EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OR ANY RELATED PARTY OF THE LENDER IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN MECKLENBURG COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF NORTH CAROLINA, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NORTH CAROLINA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(l)
EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (6)(K) ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(m)
EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN PARAGRAPH 6(C) ABOVE. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(n)
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR

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OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(o)
Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document (“Disputes”), between or among parties hereto and to the other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. The parties hereto do not waive any applicable Federal or state substantive law (including the protections afforded to banks under 12 U.S.C. Section 91 or any similar applicable state law) except as provided herein. A judgment upon the award may be entered in any court having jurisdiction.

Any arbitration proceeding will (A) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents between the parties, (B) be conducted by the American Arbitration Association (the “AAA”), or such other administrator as the parties shall mutually agree upon, in accordance with the commercial dispute resolution procedures of the AAA, unless the claim or counterclaim is at least $1,000,000 exclusive of claimed interest, arbitration fees and costs, in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Arbitration Rules”) and (C) proceed in a location in Charlotte, North Carolina selected by the AAA. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitations shall apply to any Dispute. If there is any inconsistency between the terms hereof and the Arbitration Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Notwithstanding anything in the foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one hundred twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days.
Any arbitration proceeding in which the amount in controversy is $5,000,000 or less will be decided by a single arbitrator selected according to the Arbitration Rules, and who shall not render an award of greater than $5,000,000. Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the jurisdiction of the

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state where the hearing will be conducted or a neutral retired judge of the jurisdiction, state or federal, of the state where the hearing will be conducted, in either case with a minimum of ten years’ experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. In any arbitration proceeding, the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre hearing motions that are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of the State of North Carolina and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure or other applicable law.
Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (A) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (B) all rights of self-help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (C) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (D) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

(p)
The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

(q)
The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation amendments or other modifications, notices of borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the

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Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it; and provided, further, without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

(r)
If an Event of Default shall have occurred and be continuing, the Lender and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to the Lender, irrespective of whether or not the Lender or such affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office or affiliate of the Lender different from the branch or office or affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender and its affiliates under this paragraph are in addition to other rights and remedies (including other rights of setoff) that the Lender or its affiliates may have. The Lender agrees to notify the Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(s)
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loan or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

(t)
No failure by any Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(u)	Unless otherwise defined herein or the context otherwise dictates, terms defined in the Incorporated Agreement are, subject to the terms hereof, used herein with their defined meanings therein.
[Signatures Appear on the Following Page]

Please indicate your acceptance of the Term Loan on the foregoing terms and conditions by returning an executed copy of this Agreement to the undersigned not later than January 3, 2020

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Carl Hinrichs
Name: Carl Hinrichs
Title: Director

WELLS FARGO LETTER LOAN AGREEMENT
LOWE'S COMPANIES, INC.

Accepted and Agreed to as of the date first written above:

LOWE'S COMPANIES, INC.

By: /s/ David M. Denton
Name: David M. Denton
Title: Executive Vice President, Chief Financial Officer & Treasurer

WELLS FARGO LETTER LOAN AGREEMENT
LOWE'S COMPANIES, INC.

EXHIBIT A

DEFINITIONS

Additional Incorporated Agreement Covenant:
A covenant or agreement that is added to Articles VI (Affirmative Covenants) or VII (Negative Covenants) of the Incorporated Agreement or any other provision thereof or any other Loan Document after the date hereof, as such covenant or agreement is in effect on the date so added, without giving effect to any subsequent amendment or other modification thereof.

Additional Incorporated Agreement Event of Default:
An “Event of Default” (as defined in the Incorporated Agreement) that is added to Article VIII of the Incorporated Agreement or any other provision thereof or any other Loan Document after the date hereof, as such “Event of Default” is in effect on the date so added, without giving effect to any subsequent amendment or other modification thereof.

Agreement:	This letter agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.
Applicable Rate:	The following percentages per annum, (a) for Eurodollar Rate Loans, 0.625% and (b) for Base Rate Loans, 0.00%.
Availability Period:
The period from the Closing Date to the Delayed Draw Termination Date; provided that the Availability Period shall automatically terminate upon earlier to occur of the funding of the entire principal amount of the Term Loan Commitments and the funding of the third Advance.

Base Rate:
For any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Lender as its “prime rate,” (c) the Eurodollar Rate plus 1.00% and (d) 0.625%. The “prime rate” is a rate set by the Lender based upon various factors including the Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan:	Any portion of the Term Loan bearing interest based on the Base Rate.
Breakage Costs:
Any loss, cost or expense (including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the applicable Eurodollar Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) incurred by the Lender as a result of (i) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (ii) any failure by the Borrower (for a reason other than the failure of the Lender to make the Term Loan (or any Advance thereunder) when all conditions to making such Term Loan (or Advance thereunder) have been met by the Borrower in accordance with the terms hereof) to prepay, borrow, continue or convert any Eurodollar Rate Loan on a date or in the amount notified by the Borrower. The certificate of the Lender as to its costs of funds, losses and expenses incurred shall be conclusive absent manifest error. For purposes of calculating amounts payable by the Borrower to the Lenders under this paragraph the Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded and the Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

Business Day:
Any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York or the state where the Lender’s lending office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

Change in Law:
The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Closing Date:	The first date all the conditions precedent in the section of this Agreement entitled “Conditions Precedent to Closing” are satisfied or waived by the Lender.
Default:	Any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

Delayed Draw Funding Date:	As to each Advance occurring after the Closing Date, the funding date of such Advance.
Delayed Draw Termination Date:	The earliest of (a) February 17, 2020, (b) the termination of the Incorporated Agreement and (c) the occurrence of an Event of Default.
Dollar or $:	The lawful currency of the United States of America.
Environmental Laws:
Any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

Environmental Liability:
Any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Eurodollar Rate:
(a) For any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate or a comparable or successor rate, which rate is approved by the Lender (“LIBOR”), as published by the ICE Benchmark Administration Limited, a United Kingdom company (or such other commercially available source providing quotations as may be designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b) For any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m. London time on such date of determination (or if such date is not a Business Day, then the immediately preceding Business Day) for Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Lender in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Lender, such approved rate shall be applied in a manner as otherwise reasonably determined by the Lender; provided, further that if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

Eurodollar Rate Loan:	Any portion of the Term Loan bearing interest based on the Eurodollar Rate.
Event of Default:	Has the meaning set forth in Paragraph 5.
Federal Funds Rate:
For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Lender on such day on such transactions as determined by the Lender; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

Fee Letter:	That certain fee letter dated as of the Closing Date by and between the Borrower and the Lender.
Governmental Authority:
The government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Hazardous Materials:
All explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

Incorporated Agreement:
The 364-Day Credit Agreement, dated as of September 9, 2019, among the Borrower, each lender from time to time party thereto and Bank of America, N.A., as administrative agent. Unless otherwise specified herein, all references to the Incorporated Agreement shall mean the Incorporated Agreement as in effect on the date hereof, without giving effect to any amendment, supplement or other modification thereto or thereof after the date hereof.

Indemnitee:	Has the meaning set forth in Paragraph 6(f).

Interest Period:
For each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one or three months thereafter (in each case, subject to availability), as selected by the Borrower in its notice to the Lender; provided that:
(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c) no Interest Period shall extend beyond the Maturity Date.

Laws:
Collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

Lending Office:
The office or offices of the Lender set forth on the signature pages hereto, or such other office or offices as the Lender may from time to time notify the Borrower, which office may include any affiliate of the Lender or any domestic or foreign branch of the Lender or such affiliate. Unless the context otherwise requires, each reference to the Lender shall include its applicable Lending Office.

Loan Documents:	This Agreement, the Fee Letter, the promissory note, if any, delivered in connection with this Agreement and any other agreement, instrument or document designated by its terms as a “Loan Document”.
Material Adverse Effect:
With respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon any of (a) the financial condition, operations, business or properties of the Borrower and its Subsidiaries taken as a whole; (b) the rights and remedies of the Lender under the Loan Documents or the ability of the Borrower to perform its obligations under any Loan Document; or (c) the legality, validity, or enforceability of any Loan Document.

Maturity Date:	December 31, 2020; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
Obligations:
All advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees (including attorneys’ fees and charges) that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Person:	Any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
Related Parties:
With respect to any Person, such Person’s affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s affiliates.

Responsible Officer:
The chief executive officer, president, chief operating officer, chief financial officer, executive vice president, senior vice president, vice president (including, without limitation, vice president tax), general counsel, secretary, chief compliance officer, chief accounting officer, treasurer or assistant treasurer of the Borrower and, solely for purposes of notices given pursuant to Paragraph 1, any other officer of employee of the Borrower so designated by any of the foregoing officers in a notice to the Lender or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Lender. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

Subsidiary:
With respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” refer to a Subsidiary or Subsidiaries of the Borrower.

Synthetic Lease Obligation:
The monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

EXHIBIT B

FORM OF PROMISSORY NOTE

$1,000,000,000	January 3, 2020
FOR VALUE RECEIVED, the undersigned, LOWE’S COMPANIES, INC., a North Carolina corporation (the “Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”) the principal sum of ONE BILLION DOLLARS ($1,000,000,000) or, if less, the aggregate unpaid principal amount of all Term Loans (or Advances thereunder) made by the Lender to the Borrower pursuant to the letter agreement, dated as of even date herewith (such letter agreement, as it may be amended, restated, extended, supplemented or otherwise modified from time to time, being hereinafter called the “Agreement”), between the Borrower and the Lender, on the Maturity Date. The Borrower further promises to pay interest on the unpaid principal amount of the Term Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.
The loan account records maintained by the Lender shall at all times be conclusive evidence, absent manifest error, as to the amount of the Term Loans and payments thereon; provided, however, that any failure to record any Term Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Term Loans.
This promissory note is the promissory note referred to in, and is entitled to the benefits of, the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity of the Term Loans evidenced hereby upon the happening of certain stated events and also for prepayments on account of principal of the Term Loans prior to the maturity thereof upon the terms and conditions therein specified.
Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings therein. This promissory note shall be governed by, and construed in accordance with, the laws of the State of North Carolina.
[Signature Page Follows]

LOWE'S COMPANIES, INC.

By: /s/ Akinjide O. Falaki
Name: Akinjide O. Falaki
Title: Assistant Treasurer

Lowe’s Companies, Inc.
Note
Signature Page